CERTIFICATION

Re:           BANK5 2023-5YR2, Commercial Mortgage Pass-Through Certificates, Series 2023-5YR2 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2023 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of BANK5 2023-5YR2 (the “Exchange Act periodic reports”);

                2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

                5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Computershare Trust Company, National Association, as Trustee

•         Computershare Trust Company, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Custodian

•         Wells Fargo Bank, National Association, as Master Servicer

•         CWCapital Asset Management LLC, as Special Servicer

•         Park Bridge Lender Services LLC, as Operating Advisor

•         CoreLogic Solutions, LLC, as Servicing Function Participant

•         Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the MIRA 2023-MILE securitization, pursuant to which the following mortgage loans were serviced by such party: Miracle Mile Shops (from 7/11/23 to 12/31/23)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the Benchmark 2023-B39 securitization, pursuant to which the following mortgage loans were serviced by such party: Back Bay Office (from 7/18/23 to 12/31/23)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK5 2023-5YR3 securitization, pursuant to which the following mortgage loans were serviced by such party: Heritage Plaza (from 9/28/23 to 12/31/23), 6330 West Loop South (from 9/28/23 to 12/31/23)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK5 2023-5YR3 securitization, pursuant to which the following mortgage loans were serviced by such party: Heritage Plaza (from 9/28/23 to 12/31/23), 6330 West Loop South (from 9/28/23 to 12/31/23)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the Benchmark 2023-V2 securitization, pursuant to which the following mortgage loans were serviced by such party: ICP/IRG Holdings Portfolio (from 7/11/23 to 12/31/23), Heritage Plaza (from 7/11/23 to 9/27/23)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2023-BNK46 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 8/10/23 to 12/31/23), 1201 Third Avenue (from 8/10/23 to 12/31/23)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK 2023-BNK46 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 8/10/23 to 12/31/23), 1201 Third Avenue (from 8/10/23 to 12/31/23)

•         KeyBank National Association, as Master Servicer under the BBCMS 2023-C20 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 7/11/23 to 8/9/23), 6330 West Loop South (from 7/11/23 to 9/27/23)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK5 2023-5YR1 securitization, pursuant to which the following mortgage loans were serviced by such party: 1201 Third Avenue (from 7/11/23 to 8/9/23)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK5 2023-5YR1 securitization, pursuant to which the following mortgage loans were serviced by such party: 1201 Third Avenue (from 7/11/23 to 8/9/23)

•         KeyBank National Association, as Special Servicer under the MIRA 2023-MILE securitization, pursuant to which the following mortgage loans were serviced by such party: Miracle Mile Shops (from 7/11/23 to 12/31/23)

•         Situs Holdings, LLC, as Special Servicer under the Benchmark 2023-B39 securitization, pursuant to which the following mortgage loans were serviced by such party: Back Bay Office (from 7/18/23 to 12/31/23)

•         Greystone Servicing Company LLC, as Special Servicer under the BANK5 2023-5YR3 securitization, pursuant to which the following mortgage loans were serviced by such party: Heritage Plaza (from 9/28/23 to 12/31/23), 6330 West Loop South (from 9/28/23 to 12/31/23)

•         3650 REIT Loan Servicing LLC, as Special Servicer under the Benchmark 2023-V2 securitization, pursuant to which the following mortgage loans were serviced by such party: ICP/IRG Holdings Portfolio (from 7/11/23 to 12/31/23), Heritage Plaza (from 7/11/23 to 9/27/23)

•         LNR Partners, LLC, as Special Servicer under the BANK 2023-BNK46 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 8/10/23 to 12/31/23), 1201 Third Avenue (from 8/10/23 to 12/31/23)

•         LNR Partners, LLC, as Special Servicer under the BBCMS 2023-C20 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 7/11/23 to 8/9/23), 6330 West Loop South (from 7/11/23 to 9/27/23)

•         CWCapital Asset Management LLC, as Special Servicer under the BANK5 2023-5YR1 securitization, pursuant to which the following mortgage loans were serviced by such party: 1201 Third Avenue (from 7/11/23 to 8/9/23)

•         Computershare Trust Company, National Association, as Custodian under the MIRA 2023-MILE securitization, pursuant to which the following mortgage loans were serviced by such party: Miracle Mile Shops (from 7/11/23 to 12/31/23)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2023-B39 securitization, pursuant to which the following mortgage loans were serviced by such party: Back Bay Office (from 7/18/23 to 12/31/23)

•         Computershare Trust Company, National Association, as Custodian under the BANK5 2023-5YR3 securitization, pursuant to which the following mortgage loans were serviced by such party: Heritage Plaza (from 9/28/23 to 12/31/23), 6330 West Loop South (from 9/28/23 to 12/31/23)

•         Computershare Trust Company, National Association, as Custodian under the Benchmark 2023-V2 securitization, pursuant to which the following mortgage loans were serviced by such party: ICP/IRG Holdings Portfolio (from 7/11/23 to 12/31/23), Heritage Plaza (from 7/11/23 to 9/27/23)

•         Computershare Trust Company, National Association, as Custodian under the BANK 2023-BNK46 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 8/10/23 to 12/31/23), 1201 Third Avenue (from 8/10/23 to 12/31/23

•         Computershare Trust Company, National Association, as Custodian under the BBCMS 2023-C20 securitization, pursuant to which the following mortgage loans were serviced by such party: One & Two Commerce Square (from 7/11/23 to 8/9/23), 6330 West Loop South (from 7/11/23 to 9/27/23)

•         Computershare Trust Company, National Association, as Custodian under the BANK5 2023-5YR1 securitization, pursuant to which the following mortgage loans were serviced by such party: 1201 Third Avenue (from 7/11/23 to 8/9/23)

Date:  March 29, 2024

By /s/ Jane Lam

Name: Jane Lam

Title: President